NEWS RELEASE

EVEREST RE GROUP, LTD.
Seon Place, 141 Front Street, 4th Floor, Hamilton HM 19, Bermuda

Contact:  Elizabeth B. Farrell
Vice President, Investor Relations
Everest Global Services, Inc.
908.604.3169

For Immediate Release

Everest Re Group Reports First Quarter 2016 Results;
12% Annualized Operating Return on Equity

HAMILTON, Bermuda – April 25, 2016 -- Everest Re Group, Ltd. (NYSE: RE) today reported first quarter 2016 after-tax operating income1 available to common shareholders of $222.7 million, or $5.19 per diluted common share, compared to after-tax operating income¹ of $329.9 million, or $7.34 per diluted common share, for the first quarter of 2015. Net income available to common shareholders was $171.7 million, or $4.00 per diluted common share, for the first quarter of 2016, compared to net income of $323.0 million, or $7.19 per diluted common share, for the same period last year.

Commenting on the Company's results, President and Chief Executive Officer, Dominic J. Addesso said, "Against the backdrop of what continues to be significant challenges affecting both investment and underwriting activities, Everest produced strong results with an annualized operating return on equity of 12% for the quarter. While foreign currency headwinds and declining rates are hampering growth in our reinsurance book, we are seeing strong and profitable growth in our insurance book as new initiatives take hold."

Effective this quarter, the Company adopted Accounting Standards Update 2015-02, "Consolidation (Topic 810): Amendments to the Consolidation Analysis". As a result, the segregated accounts of Mt. Logan Re, Ltd. have been deconsolidated from the Company results. The adoption of this amended accounting guidance has been implemented utilizing a full retrospective application for all periods. Note that this change had no impact to the prior reported net income or retained earnings of the Company.

Operating highlights for the first quarter of 2016 included the following:

•
Gross written premiums decreased 5% to $1.4 billion compared to the first quarter of 2015, but eliminating the unfavorable effects of foreign currency fluctuations, premiums were actually down 3%. Worldwide, reinsurance premiums were down 8%, on a constant dollar basis, while insurance premiums were up 11%, quarter over quarter.

•
The combined ratio was 86.0% for the quarter compared to 83.1% in the first quarter of 2015. Excluding catastrophe losses arising from the Taiwan earthquake that occurred in the quarter, and prior year development, the attritional combined ratio was 85.3% compared to 83.1% in the same period last year.

•	Net investment income for the quarter was $102.5 million, including a loss of $6.2 million on limited partnership investments.
•	Net after-tax realized capital losses were $51.0 million, while net after-tax unrealized capital gains totaled $175.3 million, for the quarter.
•	Cash flow from operations was $367.1 million compared to $350.6 million for the same period in 2015
•	For the quarter, the annualized after-tax operating income¹ return on average adjusted shareholders' equity² was 11.7%.
•
During the quarter, the Company repurchased 464,360 of its common shares at an average price of $185.00 and a total cost of $85.9 million. The repurchases were made pursuant to a share repurchase authorization, provided by the Company's Board of Directors, under which there remains 3.6 million shares available.

•	Shareholders' equity ended the quarter at $7.8 billion, up 3% compared to year end 2015. Book value per share increased 4% from $178.21 at December 31, 2015 to $184.91 at March 31, 2016.

This news release contains forward-looking statements within the meaning of the U.S. federal securities laws.  We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company.  These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our latest Annual Report on Form 10-K.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Everest Re Group, Ltd. is a Bermuda holding company that operates through the following subsidiaries: Everest Reinsurance Company provides reinsurance to property and casualty insurers in both the U.S. and international markets. Everest Reinsurance (Bermuda), Ltd., including through its branch in the United Kingdom, provides reinsurance and insurance to worldwide property and casualty markets and reinsurance to life insurers. Everest Reinsurance Company (Ireland), Limited provides reinsurance to non-life insurers in Europe. Everest National Insurance Company and Everest Security Insurance Company provide property and casualty insurance to policyholders in the U.S. Everest Indemnity Insurance Company offers excess and surplus lines insurance in the U.S. Everest Insurance Company of Canada provides property and casualty insurance to policyholders in Canada. The Company also operates within the Lloyd's insurance market through Syndicate 2786. In addition, through Mt. Logan Re, Ltd., the Company manages segregated accounts, capitalized by the Company and third party investors, that provide reinsurance for property catastrophe risks. Additional information on Everest Re Group companies can be found at the Group's web site at www.everestregroup.com.

A conference call discussing the first quarter results will be held at 10:30 a.m. Eastern Time on April 26, 2016. The call will be available on the Internet through the Company's web site or at www.streetevents.com.

Recipients are encouraged to visit the Company's web site to view supplemental financial information on the Company's results. The supplemental information is located at www.everestregroup.com in the "Financial Reports" section of the "Investor Center". The supplemental financial information may also be obtained by contacting the Company directly.

___________________________

1The Company generally uses after-tax operating income (loss), a non-GAAP financial measure, to evaluate its performance.  After-tax operating income (loss) consists of net income (loss) excluding after-tax net realized capital gains (losses) as the following reconciliation displays:

	Three Months Ended
	March 31,
(Dollars in thousands, except per share amounts)	2016		2015
		(unaudited)
		Per Diluted		Per Diluted
		Common		Common
	Amount	Share	Amount	Share

Net income (loss)	$171,686	$4.00	$322,978	$7.19
After-tax net realized capital gains (losses)	(50,979)	(1.19)	(6,896)	(0.15)

After-tax operating income (loss)	$222,665	$5.19	$329,874	$7.34

(Some amounts may not reconcile due to rounding.)

Although net realized capital gains (losses) are an integral part of the Company's insurance operations, the determination of net realized capital gains (losses) is independent of the insurance underwriting process.  The Company believes that the level of net realized capital gains (losses) for any particular period is not indicative of the performance of the underlying business in that particular period.  Providing only a GAAP presentation of net income (loss) makes it more difficult for users of the financial information to evaluate the Company's success or failure in its basic business, and may lead to incorrect or misleading assumptions and conclusions.  The Company understands that the equity analysts who follow the Company focus on after-tax operating income (loss) in their analyses for the reasons discussed above.  The Company provides after-tax operating income (loss) to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company's performance.

2Adjusted shareholders' equity excludes net after-tax unrealized (appreciation) depreciation of investments

--Financial Details Follow--

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended
	March 31,
(Dollars in thousands, except per share amounts)	2016	2015
	(unaudited)
REVENUES:
Premiums earned	$1,218,867	$1,272,488
Net investment income	102,524	122,566
Net realized capital gains (losses):
Other-than-temporary impairments on fixed maturity securities	(28,793)	(26,018)
Other-than-temporary impairments on fixed maturity securities
transferred to other comprehensive income (loss)	-	-
Other net realized capital gains (losses)	(45,466)	15,513
Total net realized capital gains (losses)	(74,259)	(10,505)
Net derivative gain (loss)	(3,020)	(242)
Other income (expense)	(2,066)	51,281
Total revenues	1,242,046	1,435,588

CLAIMS AND EXPENSES:
Incurred losses and loss adjustment expenses	700,749	715,155
Commission, brokerage, taxes and fees	275,006	283,094
Other underwriting expenses	72,110	58,741
Corporate expenses	7,886	5,463
Interest, fees and bond issue cost amortization expense	9,228	8,990
Total claims and expenses	1,064,979	1,071,443

INCOME (LOSS) BEFORE TAXES	177,067	364,145
Income tax expense (benefit)	5,381	41,167

NET INCOME (LOSS)	$171,686	$322,978

Other comprehensive income (loss), net of tax:
Unrealized appreciation (depreciation) ("URA(D)") on securities arising during the period	142,962	83,205
Reclassification adjustment for realized losses (gains) included in net income (loss)	32,381	22,183
Total URA(D) on securities arising during the period	175,343	105,388

Foreign currency translation adjustments	9,773	(102,340)

Benefit plan actuarial net gain (loss) for the period	-	-
Reclassification adjustment for amortization of net (gain) loss included in net income (loss)	1,340	1,604
Total benefit plan net gain (loss) for the period	1,340	1,604
Total other comprehensive income (loss), net of tax	186,456	4,652

COMPREHENSIVE INCOME (LOSS)	$358,142	$327,630

EARNINGS PER COMMON SHARE
Basic	$4.03	$7.26
Diluted	4.00	7.19
Dividends declared	1.15	0.95

EVEREST RE GROUP, LTD.
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
(Dollars and share amounts in thousands, except par value per share)	2016	2015
	(unaudited)
ASSETS:
Fixed maturities - available for sale, at market value	$13,761,652	$13,357,294
(amortized cost: 2016, $13,480,045; 2015, $13,276,206)
Fixed maturities - available for sale, at fair value	1,870	2,102
Equity securities - available for sale, at market value (cost: 2016, $123,354; 2015, $122,271)	114,388	108,940
Equity securities - available for sale, at fair value	1,313,404	1,337,733
Short-term investments	441,528	799,684
Other invested assets (cost: 2016, $1,109,186; 2015, $786,994)	1,109,186	786,994
Cash	328,943	283,658
Total investments and cash	17,070,971	16,676,405
Accrued investment income	101,789	100,942
Premiums receivable	1,475,155	1,483,090
Reinsurance receivables	920,039	894,037
Funds held by reinsureds	225,320	278,673
Deferred acquisition costs	357,335	372,351
Prepaid reinsurance premiums	176,741	164,971
Income taxes	223,507	258,541
Other assets	304,997	321,818
TOTAL ASSETS	$20,855,854	$20,550,828

LIABILITIES:
Reserve for losses and loss adjustment expenses	$9,985,979	$9,951,798
Future policy benefit reserve	58,438	58,910
Unearned premium reserve	1,588,506	1,613,390
Funds held under reinsurance treaties	20,745	13,544
Commission reserves	55,960	60,098
Other net payable to reinsurers	179,072	173,087
Losses in course of payment	137,267	112,170
4.868% Senior notes due 6/1/2044	400,000	400,000
6.6% Long term notes due 5/1/2067	238,369	238,368
Accrued interest on debt and borrowings	12,341	3,537
Equity index put option liability	43,725	40,705
Unsettled securities payable	54,984	15,314
Other liabilities	240,169	261,322
Total liabilities	13,015,555	12,942,243

SHAREHOLDERS' EQUITY:
Preferred shares, par value: $0.01; 50,000 shares authorized;
no shares issued and outstanding	-	-
Common shares, par value: $0.01; 200,000 shares authorized; (2016) 68,776
and (2015) 68,606 outstanding before treasury shares	688	686
Additional paid-in capital	2,111,828	2,103,638
Accumulated other comprehensive income (loss), net of deferred income tax expense
(benefit) of $22,446 at 2016 and ($15,863) at 2015	(45,299)	(231,755)
Treasury shares, at cost; 26,377 shares (2016) and 25,912 shares (2015)	(2,971,870)	(2,885,956)
Retained earnings	8,744,952	8,621,972
Total shareholders' equity	7,840,299	7,608,585
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$20,855,854	$20,550,828

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,
(Dollars in thousands)	2016	2015
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$171,686	$322,978
Adjustments to reconcile net income to net cash provided by operating activities:
Decrease (increase) in premiums receivable	7,604	(101,728)
Decrease (increase) in funds held by reinsureds, net	60,592	(12,027)
Decrease (increase) in reinsurance receivables	(32,865)	(90,028)
Decrease (increase) in income taxes	(3,883)	14,214
Decrease (increase) in prepaid reinsurance premiums	(10,219)	(12,868)
Increase (decrease) in reserve for losses and loss adjustment expenses	50,497	55,334
Increase (decrease) in future policy benefit reserve	(473)	(127)
Increase (decrease) in unearned premiums	(26,116)	(40,934)
Increase (decrease) in other net payable to reinsurers	5,254	81,172
Increase (decrease) in losses in course of payment	24,473	71,568
Change in equity adjustments in limited partnerships	6,181	(6,762)
Distribution of limited partnership income	15,915	8,600
Change in other assets and liabilities, net	3,844	32,168
Non-cash compensation expense	8,041	5,170
Amortization of bond premium (accrual of bond discount)	12,354	13,333
Amortization of underwriting discount on senior notes	1	1
Net realized capital (gains) losses	74,259	10,505
Net cash provided by (used in) operating activities	367,145	350,569

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from fixed maturities matured/called - available for sale, at market value	503,428	594,807
Proceeds from fixed maturities sold - available for sale, at market value	324,118	355,812
Proceeds from fixed maturities sold - available for sale, at fair value	-	1,236
Proceeds from equity securities sold - available for sale, at market value	203	83
Proceeds from equity securities sold - available for sale, at fair value	92,245	137,966
Distributions from other invested assets	1,111,710	10,797
Cost of fixed maturities acquired - available for sale, at market value	(1,078,990)	(1,370,458)
Cost of equity securities acquired - available for sale, at market value	(1,105)	(4,464)
Cost of equity securities acquired - available for sale, at fair value	(96,297)	(171,411)
Cost of other invested assets acquired	(1,454,123)	(41,961)
Net change in short-term investments	360,238	222,952
Net change in unsettled securities transactions	30,390	(505)
Net cash provided by (used in) investing activities	(208,183)	(265,146)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common shares issued during the period, net	151	2
Purchase of treasury shares	(85,914)	(75,040)
Dividends paid to shareholders	(48,706)	(42,252)
Net cash provided by (used in) financing activities	(134,469)	(117,290)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	20,792	(7,032)

Net increase (decrease) in cash	45,285	(38,899)
Cash, beginning of period	283,658	437,474
Cash, end of period	$328,943	$398,575

SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid (recovered)	$5,000	$24,266
Interest paid	370	132